Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
American Physicians Capital, Inc.
East Lansing, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S 8 (No. 333-56428) of American Physicians Capital, Inc. of our report dated June 30, 2008, relating to the financial statements and supplemental schedules of American Physicians Assurance Corporation Retirement Plan appearing in this Form 11 K for the year ended December 31, 2007.
/s/ BDO SEIDMAN, LLP
Grand Rapids, Michigan
June 30, 2008

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